(LLOYD I. MILLER LETTERHEAD)

February 11, 2003

By Federal Express

FairMarket, Inc.
500 Unicorn Park Drive
Woburn, MA 01801-3341
Attn: Secretary

     Re: Notice of Director Nominations and Proposal of Business

Dear Sir or Madam:

     The undersigned is a record and beneficial owner of shares of common stock of FairMarket, Inc., a Delaware corporation (“FairMarket”). Pursuant to Section 2 of FairMarket’s Amended and Restated By-laws, the undersigned, as a record holder, is giving notice of nominations for election to the Board of Directors of FairMarket at the 2003 Annual Meeting of Stockholders (the “Annual Meeting”). According to FairMarket’s 2002 Proxy Statement, stockholder proposals intended to be presented at the Annual Meeting must be received not less than 90 days nor more than 120 days prior to June 27, 2003.

     The undersigned nominates Mr. Lloyd I. Miller, III for election as a Class III director at the Annual Meeting. If two directors are elected to serve as directors at the Annual Meeting, the undersigned also nominates Mr. Raymond L. Steele. The information with respect to each of these nominees that is required to be disclosed under Regulation 14A under the Securities Exchange Act of 1934, as amended, is set forth on Annex A.

     The undersigned’s name and address, as they appear on FairMarket’s books is: Lloyd I. Miller, 4550 Gordon Drive, Naples, Florida 34102. The undersigned may be deemed to be the beneficial owner of 3,687,988 shares of common stock and is the record owner of 617,165 shares of common stock.

     The undersigned has held, for at least one year, at least $2,000 in market value, or 1%, of FairMarket’s securities entitled to be voted on the proposal at the Annual Meeting. Furthermore, the undersigned intends to continue to hold such shares of common stock through the date of the Annual Meeting. Enclosed is a copy of the Schedule 13G filed by the undersigned on April 2, 2001 and as amended on August 31, 2001. Also enclosed is a copy of the Schedule 13D filed by the undersigned on February 13, 2002 and as amended on March 27, 2002, May 28, 2002 and September 4, 2002.

     In addition to this preliminary letter of notice, the undersigned intends to give further notice pursuant to the required time frame set forth in FairMarket’s Amended and Restated Bylaws.

Sincerely,

Lloyd I. Miller, III

STOCKHOLDERS SHOULD READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT CONTAINS IMPORTANT INFORMATION. Once available, copies of the Undersigned’s definitive Proxy Statement may be obtained at no cost from the undersigned’s solicitation agent or from the Securities and Exchange Commission, at their website, www.sec.gov.

Annex A

     Lloyd I. Miller, III (age 48) is a registered investment advisor and has been a member of the Chicago Board of Trade since 1978 and a member of the Chicago Stock Exchange since 1996. Mr. Miller graduated from Brown University in 1977 with a Bachelor’s Degree. Mr. Miller is currently a director of Stamps.com, American BankNote Corporation, Denny’s Corporation (formerly Advantica Restaurant Group), Aldila, Inc. and Anacomp, Inc. Mr. Miller’s principal occupation is investing assets held by Mr. Miller on his own behalf and on behalf of his family. Mr. Miller’s principal business address is as set forth above.

     Raymond L. Steele, (age 68) has been a retired businessman for over nine years. Mr. Steele has served as a director of American BankNote Corporation since March 2001, Modernfold, Inc. since 1991 and DualStar Technologies Corporation since 1998. Mr. Steele has previously served as a director of I.C.H. Corporation, Video Services Corp., Orion Pictures Corporation and Emerson Radio Corp. Prior to his retirement, Mr. Steele held various senior positions such as Executive Vice President of Pacholder Associates, Inc. (from August 1990 until September 1993) and Executive Advisor at the Nickert Group (from 1989 through 1990).

     Neither of the nominees holds any position or office with FairMarket and no arrangements or understandings exist between either of the nominees and any other person pursuant to which either of such nominees is to be elected as a director. Neither of the nominees has any family relationship with any director or executive officer of FairMarket. Neither of the nominees are or have been involved in any legal proceedings in the past five years relating to bankruptcy, criminal proceedings, violations of the securities laws, violations of the Federal commodities laws, or injunctions from engaging in certain business activities. Additionally, neither of the nominees nor any associate of either of the nominees is a party adverse to FairMarket in a material proceeding or otherwise has a material interest adverse to FairMarket.

     Neither of the nominees nor any company that either of the nominees is associated with has any business relationship with FairMarket. Neither of the nominees nor any family member of either of the nominees is or has been in the last year indebted to FairMarket for an amount exceeding $60,000.

     Mr. Miller was not late filing any reports required by Section 16(a) nor has he failed to file a required form, other than the amendment of the initial Form 3 and an amendment to a Form 4, both of which corrected certain clerical errors with respect to seven transactions. Mr. Steele is not a ten percent (10%) owner of FairMarket and thus is not subject to any Section 16(a) filing requirements.

     Mr. Miller may be deemed to beneficially own 3,687,988 shares of common stock of FairMarket. Mr. Miller is the record holder of 617,165 of these shares.

     Attached as Annex B is a list of all securities of FairMarket purchased or sold by Mr. Miller within the past two years, the dates on which they were purchased or sold and the amount purchased or sold. Attached as Annex C is information regarding Mr. Miller’s security ownership in FairMarket.

     Trust A-4, Trust C, MILGRAT II(G), Milfam I, L.P., Milfam II, L.P., Alexandra UGMA, Catherine Miller GST, Dail Miller, Kimberley Miller GST, LLC, Lloyd Crider GST, Tyler UGMA, Wylie UGMA and Kimberley Miller may be deemed to be associates of Mr. Miller under Regulation 14A. Set forth on Annexes B and C is (i) a list of all shares of common stock owned beneficially, directly and indirectly, by each associate and (ii) the address of each associate.

Annex B

FAIRMARKET INC.
SEE LEGEND BELOW FOR EXPLANATION OF ENTITIES

ENTITY	DATE	BUY/(SELL)

A4	11/6/2000	500
A4	11/6/2000	15,910
A4	11/8/2000	8,025
Lloyd	11/8/2000	8,025
M-2	11/9/2000	16,078
Lloyd	11/10/2000	8,000
Lloyd	11/13/2000	2,200
A4	11/14/2000	17,000
M-2	11/14/2000	16,920
A4	11/15/2000	5,500
C	11/16/2000	5,000
C	11/17/2000	8,250
M-2	11/17/2000	8,250
A4	11/20/2000	8,550
A4	11/21/2000	21,700
M-2	11/22/2000	23,600
M-2	11/24/2000	4,000
A4	11/27/2000	15,050
Lloyd	11/27/2000	15,000
C	11/28/2000	17,900
Lloyd	11/28/2000	17,900
A4	11/29/2000	35,900
Lloyd	11/29/2000	35,900
M-2	11/29/2000	35,950
A4	11/30/2000	34,600
Lloyd	12/1/2000	5,000
A4	12/4/2000	8,500
C	12/4/2000	8,600
Lloyd	12/4/2000	8,600
A4	12/6/2000	19,900
Dail	12/6/2000	5,000
M-2	12/6/2000	19,900
A4	12/7/2000	8,000
M-2	12/7/2000	8,000
A4	12/8/2000	19,300
M-2	12/8/2000	19,215
A4	12/11/2000	17,100
Alex	12/11/2000	4,400
C	12/11/2000	17,100
Catherine GST	12/11/2000	4,400
A4	12/12/2000	17,343

FAIRMARKET INC.
SEE LEGEND BELOW FOR EXPLANATION OF ENTITIES

ENTITY	DATE	BUY/(SELL)

M-2	12/12/2000	17,300
Kim GST	12/13/2000	3,500
Lloyd	12/13/2000	8,100
LLC	12/13/2000	3,500
Kim GST	12/14/2000	3,500
C	12/14/2000	6,400
LLC	12/14/2000	3,500
A4	12/15/2000	30,696
Crider	12/15/2000	4,000
Catherine GST	12/15/2000	3,500
C	12/18/2000	21,200
Crider	12/19/2000	6,000
M-1	12/19/2000	24,900
KM	12/19/2000	6,000
A4	12/20/2000	42,496
M-2	12/20/2000	42,500
A4	12/21/2000	38,375
C	12/21/2000	38,375
A4	12/22/2000	20,000
Lloyd	12/22/2000	20,300
Lloyd	12/26/2000	18,230
A4	12/27/2000	7,485
Alex	12/27/2000	3,400
Kim GST	12/27/2000	3,400
LLC	12/27/2000	3,400
KM	12/27/2000	3,400
A4	12/28/2000	34,432
Lloyd	12/28/2000	34,432
Tyler	12/28/2000	3,000
Wylie	12/28/2000	3,000
A4	12/29/2000	25,000
Lloyd	12/29/2000	25,000
M-2	12/29/2000	22,719
Tyler	1/3/2001	2,500
Wylie	1/3/2001	2,500
Lloyd	1/4/2001	10,000
M-1	1/5/2001	25,500
C	1/8/2001	15,700
Lloyd	1/8/2001	10,000
M-2	1/8/2001	15,650
Lloyd	1/9/2001	5,345
A4	2/22/2001	15,500
C	2/22/2001	15,450
M-2	2/22/2001	15,500
A4	2/23/2001	8,351

FAIRMARKET INC.
SEE LEGEND BELOW FOR EXPLANATION OF ENTITIES

ENTITY	DATE	BUY/(SELL)

A4	2/28/2001	13,000
C	3/2/2001	10,206
A4	3/5/2001	1,900
C	3/6/2001	6,400
C	3/7/2001	6,325
C	3/8/2001	22,120
C	3/9/2001	1,900
A4	3/12/2001	4,150
M-2	3/12/2001	4,150
A4	3/13/2001	13,000
C	3/14/2001	7,700
A4	3/15/2001	10,000
C	3/15/2001	10,300
C	3/20/2001	2,175
M-2	3/21/2001	63,700
Lloyd	3/22/2001	15,100
A4	3/23/2001	10,300
A4	3/26/2001	9,700
C	3/27/2001	25,000
A4	3/28/2001	25,000
Lloyd	3/29/2001	7,100
A4	3/29/2001	7,100
A4	3/29/2001	(7,100)
M-2	3/30/2001	34,850
A4	3/30/2001	34,850
A-4	4/3/2001	100,000
M-1	4/3/2001	100,000
C	4/3/2001	100,000
M-2	4/3/2001	100,000
Lloyd	4/3/2001	85,600
Tyler	4/3/2001	5,000
Wylie	4/3/2001	5,000
Alex	4/3/2001	5,000
Kim GST	4/3/2001	5,000
Milfam LLC	4/3/2001	5,000
Catherine GST	4/3/2001	5,000
Crider	4/3/2001	5,000
A-4	4/4/2001	14,800
Lloyd	4/5/2001	4,300
KM	4/6/2001	5,000
M-2	4/9/2001	25,350
A-4	4/9/2001	25,350
A-4	4/10/2001	9,650
M-2	4/10/2001	9,650
A-4	4/11/2001	27,500

FAIRMARKET INC.
SEE LEGEND BELOW FOR EXPLANATION OF ENTITIES

ENTITY	DATE	BUY/(SELL)

Lloyd	4/12/2001	12,100
Lloyd	4/18/2001	3,700
Lloyd	4/23/2001	5,700
Lloyd	4/24/2001	22,500
Lloyd	4/25/2001	10,100
Lloyd	5/16/2001	9,000
Lloyd	5/17/2001	4,900
A-4	6/11/2001	3,200
C	6/13/2001	20,000
Lloyd	6/18/2001	25,000
A-4	6/19/2001	25,000
C	6/19/2001	25,000
M-2	6/19/2001	25,000
A-4	6/20/2001	11,000
Lloyd	6/21/2001	13,000
Dail	6/21/2001	4,000
M-2	6/22/2001	49,600
A-4	6/25/2001	29,800
C	6/25/2001	29,800
M-2	6/25/2001	29,900
A-4	7/16/2001	19,000
M-2	7/17/2001	16,600
C	7/18/2001	10,000
A-4	7/19/2001	37,175
Lloyd	7/19/2001	37,175
C	7/24/2001	8,600
M-2	8/2/2001	33,200
A-4	8/3/2001	18,000
Lloyd	8/7/2001	18,000
Lloyd	8/7/2001	(18,000)
Alex	8/7/2001	9,000
Catherine GST	8/7/2001	9,000
M-1	8/15/2001	25,853
M-2	8/16/2001	29,500
A-4	8/17/2001	25,000
M-2	8/22/2001	20,000
A-4	8/22/2001	20,000
C	8/22/2001	20,000
A-4	8/29/2001	1,200
M-2	9/4/2001	18,500
M-2	9/5/2001	22,770
M-2	9/6/2001	7,300
Lloyd	9/7/2001	3,000
C	9/10/2001	6,086
Lloyd	9/17/2001	12,058

FAIRMARKET INC.
SEE LEGEND BELOW FOR EXPLANATION OF ENTITIES

ENTITY	DATE	BUY/(SELL)

Lloyd	9/18/2001	56,000
M-2	9/18/2001	56,223
C	9/19/2001	25,000
A-4	9/19/2001	25,000
A-4	9/20/2001	3,100
A-4	9/21/2001	1,900
A-4	9/24/2001	26,800
M-2	9/25/2001	9,900
Lloyd	9/26/2001	13,000
A-4	9/28/2001	13,800
C	10/1/2001	95,872
Lloyd	10/3/2001	12,700
M-2	10/4/2001	6,000
A-4	10/9/2001	8,600
M-2	10/17/2001	19,700
M-2	10/23/2001	17,300
A-4	10/24/2001	1,100
M2	11/5/2001	10,400
M2	11/7/2001	5,300
C	11/26/2001	4,900
M2	11/27/2001	11,100
C	11/28/2001	2,000
C	11/30/2001	9,600
C	12/3/2001	17,600
C	12/4/2001	38,200
C	12/5/2001	25,000
Lloyd	12/6/2001	14,100
C	12/11/2001	(683,759)
MILGRAT II(G)	12/11/2001	683,759
M2	12/11/2001	1,000
M2	12/12/2001	8,800
M2	12/13/2001	45,300
Lloyd	12/14/2001	2,700
A4	12/17/2001	1,300
A4	12/18/2001	9,300
A4	12/19/2001	11,900
Lloyd	12/20/2001	4,800
M2	12/21/2001	32,700
A4	12/24/2001	3,000
Lloyd	12/26/2001	9,500
A4	12/28/2001	8,600
A4	12/31/2001	15,580
A4	1/4/2002	3,768
Lloyd	2/7/2002	2,000
		3,687,988

LEGEND

Trust A-4 (“A4”)

Alan Goldman, VP
PNC Bank, N.A.
500 PNC Center
201 East Fifth Street
Cincinnati, OH 45202

Trust C (“C”)

Alan Goldman, VP
PNC Bank, N.A.
500 PNC Center
201 East Fifth Street
Cincinnati, OH 45202

Lloyd I. Miller, III (“Miller”) is the advisor to Trust A-4 and Trust C (the “Trusts”). Trust A-4 was created pursuant to a Declaratory Judgment, signed by the Honorable Wayne F. Wilke for the Court of Common Pleas, Probate Division, Hamilton County, Ohio, on October 17, 1992, pursuant to which Trust A was split into four separate trusts. The Trusts were created pursuant to an Amended and Restated Trust Agreement (the “Trust Agreement”), dated September 20, 1983. Miller was named as advisor to PNC Bank, Ohio, N.A. (formerly The Central Trust Company, N.A., Cincinnati Ohio), the trustee named in the Trust Agreement. Such appointment became effective on April 22, 1990, the date of death of Lloyd I. Miller, the grantor of the Trusts. All of the shares purchased by Miller as advisor to the Trusts were purchased by funds generated and held by the Trusts.

Milgrat II(G) (“MILGRAT II (G)”) Steve Hendrickson Northern Trust Company 50 South Lasalle Street Chicago, IL 60675
Pursuant to an Irrevocable Trust Agreement, dated December 11, 2001, all of the shares purchased in Trust C were transferred into a grantor retained annuity trust (“MILGRAT II (G)”). On December 10, 2002, 227,505 of the shares were transferred back to Trust C from Milgrat II (G) as an annuity distribution pursuant to the Irrevocable Trust Agreement. Miller is named as the trustee to MILGRAT II (G).

Milfam I, L.P. (“M-1”)

Alan Goldman, VP
PNC Bank, N.A.
500 PNC Center
201 East Fifth Street
Cincinnati, OH 45202

Milfam II, L.P. (“M-2”)

Steve Hendrickson
Northern Trust Company
50 South Lasalle Street
Chicago, IL 60675

Miller is the manager of Milfam LLC, an Ohio limited liability company established pursuant to the Operating Agreement of Milfam LLC, dated as of December 10, 1996. Milfam LLC is the managing general partner of (i) Milfam I, L.P., a Georgia limited partnership established pursuant to the Partnership Agreement for Milfam I, L.P., dated December 11, 1996, and (ii) Milfam II, L.P. a Georgia limited partnership established, pursuant to the Partnership Agreement for Milfam II, L.P., dated December 11, 1996. All of the shares Miller may be deemed to beneficially own as the manager of the managing general partner of Milfam II, L.P. were purchased with money contributed to Milfam II, L.P. by its partners, or money generated and held by Milfam II, L.P.

Catherine Miller GST (“Catherine GST”) Lloyd Crider GST (“Crider”) Kimberley Miller GST (“Kim GST”)
Miller is the trustee for certain generation skipping trusts (each a “GST”) including Catherine Miller GST, Lloyd Crider GST and Kimberley Miller GST. All of the shares Mr. Miller may be deemed to beneficially own as the trustee for the GST’s were purchased with money generated and held by the GST’s.

Alexandra UGMA (“Alex”)
Miller is the custodian to certain accounts created pursuant to the Florida Uniform Gift to Minors Act (“UGMA”) for Alexandra Miller. All of the shares Miller may be deemed to beneficially own in the Alexandra UGMA were purchased with money held by the Alexandra UGMA.

Dail Miller (“Dail”) Tyler UGMA (“Tyler”) Wylie UGMA (“Wylie”)
Dail Miller is the former wife of Miller. All of the shares Miller may be deemed to beneficially own as Dail Miller’s former spouse were purchased with personal funds held by Dail Miller. Dail Miller is the custodian for certain UGMA accounts for the benefit of Tyler Dulmage and Wylie Dulmage.

LLC (“LLC”)	Lloyd I. Miller LLC (“LLC”) is a Limited Liability Company of which Miller has sole control. All of the shares Miller is deemed to beneficially own in LLC were purchased with money which was generated and held by LLC.

Kimberley Miller (“KM”) 2660 Half Moon Walk Naples, FL 34102	Kimberley Miller is the former wife of Miller.
Lloyd I. Miller, III (“Lloyd”) 4550 Gordon Drive Naples, FL 34102	Lloyd I. Miller is a registered investment advisor.

     Except as shown in the table above, the address for each person or entity is as follows:

Gradison McDonald 580 Walnut Street Cincinnati, OH 45202

Annex C

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS

		(3) Amount and
(1) Title of	(2) Name and address	nature of beneficial
class	of beneficial owner	ownership	(4) Percent of class

Common Stock	Lloyd I. Miller, III 4550 Gordon Drive Naples, Florida 34102	3,687,988[1]	14.06%

[1] As of January 30, 2003, 1,097,536 of such shares are beneficially owned by Trust A-4; 227,505 of such shares are beneficially owned by Trust C; 456,254 of such shares are beneficially owned by MILGRAT II(G); 176,253 of such shares are beneficially owned by Milfam I, L.P.; 979,375 of such shares are beneficially owned by Milfam II, L.P.; 617,165 of such shares are owned of record by Miller directly; 21,800 of such shares are beneficially owned by Alexandra UGMA; 21,900 of such shares are beneficially owned by Catherine Miller GST; 9,000 of such share are beneficially owned by Dail Miller; 15,400 of such shares are beneficially owned by Kimberley Miller GST; 15,400 of such shares are beneficially owned by LLC; 15,000 of such shares bare beneficially owned by Lloyd Crider GST; 10,500 of such shares are beneficially owned by Tyler UGMA; 10,500 of such share are beneficially owned by Wylie UGMA; 14,400 of such shares are beneficially owned by Kimberley Miller. This information shall not be deemed an admission that Lloyd I. Miller, III is the beneficial owner of any equity securities mentioned above, other than the shares he holds of record.c